As filed with the Securities and Exchange Commission on January 23, 2013

Registration No. 333-177901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BOEING CAPITAL CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	95-2564584
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

500 Naches Avenue, SW

Third Floor

Renton, Washington 98057

(425) 965-4000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

David F. Menz, Esq.

Secretary

Boeing Capital Corporation

PO Box 3707, MC 6Y1-02

Seattle, Washington 98124-2207

(425) 965-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christian O. Nagler, Esq.

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

(212) 446-4800

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Explanatory Note: Deregistration of Unissued Securities

Boeing Capital Corporation (the “Registrant”) filed with the Securities and Exchange Commission (the “SEC”) on November 10, 2011 a Registration Statement on Form S-3 (File No. 333-177901) to register the issuance of an indeterminate amount of debt securities (the “Debt Securities”). The Registration Statement was effective upon filing with the SEC. On January 23, 2013, The Boeing Company announced that the Registrant intends to suspend its SEC reporting obligations. This amendment is filed for the sole purpose of terminating the Registration Statement and deregistering any unsold debt securities.

As a result of the Registrant’s intention to suspend its SEC reporting obligations, the Registrant has terminated any offering of the Registrant’s securities pursuant to the Registration Statement. Accordingly, pursuant to an undertaking contained in Part II of the Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the Debt Securities that were not issued under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Renton and State of Washington, on the 23rd day of January, 2013.

BOEING CAPITAL CORPORATION

By:	/s/ Michael J. Cave

Michael J. Cave
President

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Gregory D. Smith Gregory D. Smith	Chairman and Director	January 23, 2013

/s/ Michael J. Cave Michael J. Cave	Director and President (Principal Executive Officer)	January 23, 2013

/s/ Kelvin E. Council Kelvin E. Council	Vice President and Chief Financial Officer (Principal Financial Officer)	January 23, 2013

/s/ Kevin J. Murphy Kevin J. Murphy	Controller (Principal Accounting Officer)	January 23, 2013

/s/ David A. Dohnalek David A. Dohnalek	Director	January 23, 2013

/s/ J. Michael Luttig J. Michael Luttig	Director	January 23, 2013